Exhibit 13


                                                               February 24, 2006

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

         The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 20-F (the "Report) accompanying this letter.

         Michel Landel, the Chief Executive Officer of Sodexho Alliance, SA ("Sodexho"), and Sian Herbert-Jones, the Chief Financial Officer of Sodexho, each certifies that, to the best of his and her knowledge, respectively:

    o the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    o the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sodexho.


By:    /s/ Michel Landel
       --------------------------------------------
       Name:  Michel Landel
       Title:  Chief Executive Officer


By:    /s/ Sian Herbert-Jones
       --------------------------------------------
       Name:  Sian Herbert-Jones
       Title:  Chief Financial Officer


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.